Exhibit 99.B(h)(6)(b)

SCHEDULE A

TO THE EXPENSE LIMITATION AGREEMENT DATED DECEMBER 2, 2015

BETWEEN

VICTORY PORTFOLIOS II AND VICTORY CAPITAL MANAGEMENT INC.

OPERATING EXPENSE LIMITS AS OF November 1, 2017

Fund/Class	Maximum Operating Expense Limit	Date of Termination	Effective Date of Waiver
Victory CEMP US 500 Enhanced Volatility Wtd Index Fund
Class A	0.99%	October 31, 2018	November 1, 2017
Class C	1.74%	October 31, 2018	November 1, 2017
Class I	0.74%	October 31, 2018	November 1, 2017
Class R6	0.74%	October 31, 2018	November 1, 2017

Victory CEMP Commodity Volatility Wtd Index Strategy Fund
Class A	1.10%	October 31, 2018	December 2, 2015
Class C	1.85%	October 31, 2018	December 2, 2015
Class I	0.85%	October 31, 2018	December 2, 2015
Victory CEMP Long/Short Strategy Fund
Class A	1.45%	October 31, 2018	November 1, 2017
Class C	2.20%	October 31, 2018	November 1, 2017
Class I	1.20%	October 31, 2018	November 1, 2017
Victory CEMP Market Neutral Income Fund
Class A	0.90%	October 31, 2018	November 1, 2017
Class C	1.65%	October 31, 2018	November 1, 2017
Class I	0.65%	October 31, 2018	November 1, 2017

Victory CEMP Global High Dividend Defensive Fund
Class A	.50%	October 31, 2018	October 31, 2017
Class C	1.25%	October 31, 2018	October 31, 2017

VictoryShares US 500 Volatility Wtd ETF	0.35%	October 31, 2018	November 1, 2017
VictoryShares US Discovery Enhanced Volatility Wtd ETF	0.35%	October 31, 2018	November 1, 2017
VictoryShares US 500 Enhanced Volatility Wtd ETF	0.35%	October 31, 2018	November 1, 2017

(Maximum Operating Expense Limit excluding acquired fund fees and expenses and certain other items such as interest, taxes and brokerage commissions)

B-1

Fund/Class	Maximum Operating Expense Limit	Date of Termination	Effective Date of Waiver
VictoryShares Developed Enhanced Volatility Wtd ETF	0.45%	October 31, 2018	November 1, 2017
VictoryShares US EQ Income Enhanced Volatility Wtd ETF	0.35%	October 31, 2018	November 1, 2017
VictoryShares US Small Cap Volatility Wtd ETF	0.35%	October 31, 2018	November 1, 2017
VictoryShares International Volatility Wtd ETF	0.45%	October 31, 2018	November 1, 2017
VictoryShares Emerging Market Volatility Wtd ETF	0.50%	October 31, 2018	November 1, 2017
VictoryShares US Large Cap High Div Volatility Wtd ETF	0.35%	October 31, 2018	November 1, 2017
VictoryShares US Small Cap High Div Volatility Wtd ETF	0.35%	October 31, 2018	November 1, 2017
VictoryShares International High Div Volatility Wtd ETF	0.45%	October 31, 2018	November 1, 2017
VictoryShares Dividend Accelerator ETF	0.35%	October 31, 2018	February 22, 2017
VictoryShares Quality Growth ETF	0.35%	October 31, 2018	February 22, 2017
VictoryShares Quality Value ETF	0.35%	October 31, 2018	February 22, 2017
VictoryShares US Multi-Factor Minimum Volatility ETF	0.35%	October 31, 2018	February 22, 2017
VictoryShares Global Multi-Factor Minimum Volatility ETF	0.40%	October 31, 2018	February 22, 2017
VictoryShares International Multi-Factor Minimum Volatility ETF	0.45%	October 31, 2018	February 22, 2017

(Maximum Operating Expense Limit excluding acquired fund fees and expenses and certain other items such as interest, taxes and brokerage commissions)

B-2